EXHIBIT 99.3




                    JOINT FILING AGREEMENT FOR SCHEDULE 13D
                         PURSUANT TO RULE 13d-1(f)(1)


The undersigned hereby agrees as follows:

          (i) Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

          (ii) Each of them is responsible for the timely filing of such
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.


Dated:  October 14, 1996

                              BANKAMERICA CORPORATION


                              /s/ Judith A. Boyle
                              ___________________
                              Judith A. Boyle, Counsel on behalf of
                              BankAmerica Corporation


                              BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                              ASSOCIATION


                              /s/ Judith A. Boyle
                              ___________________
                              Judith A. Boyle, Counsel
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